SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported):  February 8, 2019
NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)
001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	00 44 1509 222912
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 8, 2019, Mr. Iain Anderson provided notice that he was resigning from his position as Chief Financial Officer of Nemaura Medical, Inc. (the “Company”), effective immediately, for personal reasons. There were no disagreements between Mr. Anderson and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in his resignation..

The Board of Directors and management are currently considering candidates to replace Mr. Anderson.  In the interim, Mr. Dewan F.H. Chowdhury, Chief Executive Officer and President of the Company, will serve as the Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemaura Medical, Inc.

Dated: February 8, 2019	By:	/s/ Dewan F H Chowdhury
Name: Dewan F H Chowdhury Title: Chief Executive Officer